       As filed with the Securities and Exchange Commission on May 7, 2001
                                                       Registration No. ________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              STARBASE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               33-0567363
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                        4 HUTTON CENTRE DRIVE, SUITE 800
                            SANTA ANA, CA 92707-8713
                    (Address of Principal Executive Offices)

           Technology Builders Inc. Amended and Restated Stock Option
                            and Stock Incentive Plan
                                       and
        NON-QUALIFIED STOCK OPTION AGREEMENTS BETWEEN THE REGISTRANT AND
                    ITS DIRECTORS, EMPLOYEES AND CONSULTANTS
                           (Full title of the plans)

                                DOUGLAS S. NORMAN
                        4 HUTTON CENTRE DRIVE, SUITE 800
                            SANTA ANA, CA 92707-8713
                                 (714) 445-4400
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                            Martin E. Weisberg, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                 Proposed             Proposed
                                                                  Maximum              Maximum            Amount of
Title of each class of Securities           Amount to         Offering Price          Aggregate          Registration
        to be Registered                  be Registered          Per Share         Offering Price            Fee
---------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value per share    8,084,401(1)(3)        $3.0207(2)        $24,420,550.10         $6,105.14
=====================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from antidilution adjustments under Technology Builders Inc. Amended and Restated Stock Option and Stock Incentive Plan, the Non-Qualified Stock Option Agreements between the registrant and the directors of Starbase Corporation, the Non-Qualified Stock Option Agreements between the registrant and employees of Starbase Corporation, and the Non-Qualified Stock Option Agreements between the registrant and consultants of Starbase Corporation.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of the exercise prices of (i) 1,216,222 incentive stock options granted under the Technology Builders Inc. Stock Option and Stock Incentive Plan, (ii) 245,000 non-qualified stock options granted to directors of the registrant under stock option contracts, (iii) 6,266,987 non-qualified stock options granted to employees of the registrant under stock option contracts and (iv) 356,192 non-qualified stock options granted to consultants of the registrant under stock option contracts.

(3) Does not include an aggregate of 1,432,349 previously registered shares of common stock underlying options which have been canceled by the Company and reissued to certain officers, directors and employees of the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the Securities and Exchange Commission (Commission File No. 0-25612) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

     (a) The registrant's Annual Report on Form 10-K for the year ended March 31, 2000;

     (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     (c) The registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     (d) The registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;

     (e)  The registrant's Current Report on Form 8-K filed on April 27, 2000;

     (f)  The registrant's Current Report on Form 8-K filed on March 6, 2001;

     (g)  The registrant's Current Report on Form 8-K filed on March 9, 2001;

     (h)  The registrant's Current Report on Form 8-K/A filed on April 7, 2000;

     (i)  The registrant's Current Report on Form 8-K/A filed on June 27, 2000;
          and

     (j) The description of the registrant's common stock contained in the registrant's registration statement on Form 10, as amended, filed on February 23, 1995 including any amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not required, since the registrant's common stock is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law.

We have entered into an indemnification agreement with each of our directors and officers. In some cases, the provisions of the indemnification agreement may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature. The indemnification agreement may also require us to obtain directors' and officers' liability insurance, if available on reasonable terms. We maintain a directors and officers liability policy with Lloyds of London and General Star Indemnity Corporation that contains an aggregate limit of liability of $10,000,000 through 2001. Our bylaws authorize us to indemnify our directors to the fullest extent permitted under Delaware law. In addition, our board of directors, in its sole discretion, may indemnify any present or former officers or employees of the corporation, including officers or employees who are acting as "fiduciaries" of any employee benefit plan, including an ERISA plan.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

 Exhibit
 Number        Description
 ------        -----------

    5.1        Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered.

   23.1        Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).

   23.2        Consent of PricewaterhouseCoopers LLP.

   23.3        Consent of Deloitte & Touche LLP.

   24.1        Power of attorney of certain officers and directors of the registrant (contained in the signature page).

   99.1        Form of Non-Qualified Stock Option Contract between the registrant and its directors, employees and consultants.

   99.2        Technology Builders Inc. Amended and Restated Stock Option and Incentive Stock Option Plan adopted March 22, 2000.

   99.3        Form of Technology Builders Inc. Notice of Grant of Stock Options and Option Agreement.

   99.4        Form of Technology Builders Inc. Incentive Stock Option Conversion Information.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 7th day of May, 2001.

                                                 Starbase Corporation


                                                 By: /s/ Douglas S. Norman
                                                     ---------------------------
                                                         Douglas S. Norman
                                                         Chief Financial Officer



                                POWER OF ATTORNEY

The undersigned directors and officers of Starbase Corporation hereby constitute and appoint, William R. Stow III and Douglas S. Norman and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                               Title                                  Date
               ---------                               -----                                  ----

        /s/ William R. Stow III            President, Chief Executive Officer             May 7, 2001
----------------------------------------     and Chairman of the Board
          William R. Stow III


         /s/ Donald R. Farrow                  Executive V.P. Admin                       May 7, 2001
----------------------------------------           and Director
           Donald R. Farrow


         /s/ Frank R. Caccamo                        Director                             May 7, 2001
----------------------------------------
             Frank R. Caccamo


         /s/ John R. Snedegar                        Director                             May 7, 2001
----------------------------------------
           John R. Snedegar


         /s/ Phillip E. Pearce                       Director                             May 7, 2001
----------------------------------------
           Phillip E. Pearce


          /s/ Daniel P Ginns                         Director                             May 7, 2001
----------------------------------------
            Daniel P. Ginns


         /s/ Barry W. Sullivan                       Director                             May 7, 2001
----------------------------------------
           Barry W. Sullivan


         /s/ Douglas S. Norman                Chief Financial Officer                     May 7, 2001
----------------------------------------
          Douglas S. Norman

                                  EXHIBIT INDEX


 Exhibit
 Number        Description
 ------        -----------

    5.1        Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered.

   23.1        Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).

   23.2        Consent of PricewaterhouseCoopers LLP.

   23.3        Consent of Deloitte & Touche LLP.

   24.1        Power of attorney of certain officers and directors of the registrant (contained in the signature page).

   99.1        Form of Non-Qualified Stock Option Contract between the registrant and its directors, employees and consultants.

   99.2        Technology Builders Inc. Amended and Restated Stock Option and Incentive Stock Option Plan adopted March 22, 2000.

   99.3        Form of Technology Builders Inc. Notice of Grant of Stock Options and Option Agreement.

   99.4        Form of Technology Builders Inc. Incentive Stock Option Conversion Information.